UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 30, 2008

DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the December 30, 2008 expiration of the stockholders’ rights plan of Denny’s Corporation (the “Company”) discussed in Item 8.01 below, the Board of Directors of the Company as of January 2, 2009, authorized the filing of a Certificate of Elimination to eliminate the designation of the series of preferred stock underlying the stockholders’ rights plan.  On January 5, 2009, the Company filed the Certificate of Elimination under Section 151(g) of the Delaware General Corporation Laws to eliminate the Certificate of Designation filed on August 27, 2004, governing the Company’s Series A Junior Participating Preferred Stock (which had replaced and superseded all such prior certificates with respect to the plan).

Item 8.01 Other Events.

The Company’s stockholders’ rights plan, the Amended and Restated Rights Agreement dated as of January 5, 2005, between the Company and Continental Stock Transfer & Trust Company, that was previously adopted in December of 1998 and was later restated, as amended, in January of 2005, expired pursuant to its own terms on December 30, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.2 - Certificate of Elimination of the Series A Junior Participating Preferred Stock of Denny’s Corporation dated January 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: January 6, 2009	/s/ Jay C. Gilmore
Jay C. Gilmore
Vice President,
Chief Accounting Officer and
Corporate Controller